                                                                    Exhibit 10.3

                             STOCK ESCROW AGREEMENT

      STOCK ESCROW AGREEMENT, dated as of _________, 2005 ("Agreement"), by and among CONFLUENCE ACQUISITION PARTNERS I, INC., a Delaware corporation ("Company"), the undersigned parties listed under the Initial Stockholder on Exhibit A hereto (collectively "Initial Stockholders") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation ("Escrow Agent").

      WHEREAS, the Company has entered into an Underwriting Agreement, dated ______, 2005 ("Underwriting Agreement"), with Dawson James Securities, Inc. (the "Representative") acting as representative of the several underwriters (collectively, the "Underwriters"), pursuant to which, among other matters, the Underwriters will agree to purchase 8,000,000 units ("Units") of the Company. Each Unit will consist of one share of the Company's Common Stock, par value $.01 per share ("Common Stock"), and two Warrants, each Warrant to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus, dated ________, 2005 ("Prospectus") comprising part of the Company's Registration Statement on Form S-1 (File No. 333-_________) under the Securities Act of 1933, as amended ("Registration Statement"), declared effective on _____________, 2005 ("Effective Date").

      WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the Units to deposit their shares of Common Stock, as set forth opposite their respective names in Exhibit A attached hereto (collectively "Escrow Shares"), in escrow as hereinafter provided.

      WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

      IT IS AGREED:

      1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

      2. Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

      3. Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares until the third anniversary of the Effective Date ("Escrow Period"), on which date it shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder's Escrow Shares to such Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares and; provided further, that if, after the Company consummates a Business Combination (as such term is defined in the Registration Statement), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, stating that such transaction is then being consummated, release the Escrow Shares to the Initial Stockholders upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

      4. Rights of Initial Stockholders in Escrow Shares.

                  4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

                  4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property ("Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow Shares" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

                  4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) by gift to a member of Initial Stockholder's immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, (iii) pursuant to a qualified domestic relations order, or (iv) pursuant to a transfer of record ownership whereby there is no change in beneficial ownership including a transfer to the beneficial owners or partners of an Initial Stockholder for no consideration if such Initial Stockholder is an entity; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Shares. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

                  4.4 Insider Letters. Each of the Initial Stockholders has executed a letter agreement with the Representative and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement ("Insider Letter"), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

      5. Concerning the Escrow Agent.

                  5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

                  5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

                  5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

                  5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

                  5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

                  5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

                  5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

      6. Miscellaneous.

                  6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

                  6.2 Third Party Beneficiary. Each of the Initial Stockholders hereby acknowledges that the Representative is a third party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representative.

                  6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

                  6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

                  6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

                  6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

      Confluence Acquisition Partners I, Inc.
      12444 Powerscourt Drive
      Suite 225
      St. Louis, Missouri 63131
      Attn: John J. Klobnak, President

With a copy to:

      Dilworth Paxson LLP
      1818 N Street, NW; Suite 400
      Washington, DC 20036
      Attn: Kathleen L. Cerveny, Esq.

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

      Continental Stock Transfer & Trust Company
      17 Battery Place
      8th Floor
      New York, New York  10004
      Attn: Steven Nelson, President

A copy of any notice sent hereby shall also be sent to:

      Blank Rome LLP
      1200 N. Federal Highway, Suite 417
      Boca Raton, FL 33432
      Attn: Bruce C. Rosetto, Esq.

and

      Dawson James Securities, Inc.
      925 South Federal Highway, 6th Floor
      Boca Raton, FL 33432
      Attn: Robert Keyster, CEO

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

                  6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

                  6.8 Amendment. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representative. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

                  6.9 Assignment. This Agreement may not be assigned by the Escrow Agent without the prior consent of the Company.

WITNESS the execution of this Agreement as of the date first above written.

                              CONFLUENCE ACQUISITION PARTNERS I, INC.

                                          ______________________________________
                                               John J. Klobnak
                                               President

                              INITIAL STOCKHOLDERS:

                                          ______________________________________
                                          John J. Klobnak

                                          ______________________________________
                                          B. Charles Bono Revocable Living Trust

                                          ______________________________________
                                          Robert W. May

                                          SV Life Sciences Advisers, Inc.

                                          By: __________________________________

                                          Confluence Acquisition, LLC

                                          By: __________________________________
                                              John J. Klobnak, Manager

                                          Pequot Scout Fund, L.P.

                                          By: __________________________________

                                          Pequot Mariner Master Fund, L.P.

                                          By: __________________________________

                                          ______________________________________
                                          John A. Stiles

                                          ______________________________________
                                          Marc R. Sarni Revocable Trust

                                          ______________________________________
                                          Richard Lindstrom

                                          ______________________________________
                                          George Sertl

                                          ______________________________________
                                          James C. Wachtman

                                          ______________________________________
                                          David L. Gearhart

                                          ______________________________________
                                          Steven Oliveira

                                          ______________________________________
                                          James P. Delsing

                                          ______________________________________
                                          Todd Thomason

                                          ______________________________________
                                          Frank J. Bono

                                          ______________________________________
                                          Donald Strickland

                                          ______________________________________
                                          Stephen Roy

                                          ______________________________________
                                          Timothy Marlo

                              CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                    EXHIBIT A

          INITIAL STOCKHOLDER            NUMBER OF SHARES   STOCK CERTIFICATE NUMBER
--------------------------------------   ----------------   ------------------------
John J. Klobnak                              325,000                    1
229 N. Spoede Road
St. Louis, MO 63141

B. Charles Bono Revocable Living Trust       325,000                    2
1330 Dietrich Oaks Drive
Manchester, MO  63021

Robert W. May                                325,000                    3
2322 Picardy Place Drive
Chesterfield, MO 63017

SV Life Sciences Advisers, Inc.              300,000                    4
60 State Street, Suite 3650
Boston, MA 02109

Confluence Acq. LLC                          225,000                    5
229 N. Spoede Road
St. Louis, MO 63141

Pequot Scout Fund, L.P.                      169,900                    6
c/o Pequot Capital Mgmt.
500 Nyala Farm Road
Westport, CT 06880

Pequot Mariner Master Fund, L.P.             105,100                   21
c/o Pequot Capital Mgmt.
500 Nyala Farm Road
Westport, CT 06880

John A. Stiles                                75,000                    8
1242 Bardot Lane
St. Louis, MO 63146

Marc R. Sarni Revocable Trust                 20,000                    9
1032 Tidewater Peace Ct.
St. Louis, MO 63017

Richard Lindstrom                             15,000                   10
710 East 24th Street, Suite 106
Minneapolis, MN 55423

George Sertl                                  15,000                   11
10757 Forest Path
St. Louis, MO 63128

James C. Wachtman                             15,000                   12
330 Oakwood
St. Louis, MO 63319

David L. Gearhart                             15,000                   13
1220 S. Mason Road
Town & Country, MO 63131

Steven Oliveira                               15,000                   14
229 N. Spoede Road
St. Louis, MO 63141

James P. Delsing                              10,000                   15
229 N. Spoede Road
St. Louis, MO 63141

Todd Thomasson                                10,000                   16
8117 University Drive
Clayton, MO 63105

Frank J. Bono                                 10,000                   17
14618 Oak Orchard Court
Chesterfield, MO 63017

Donald Strickland                             10,000                   18
4306 West Pine Blvd.
St. Louis, MO 63108

Stephen Roy                                    7,500                   19
2 Berkshire Drive
St. Louis, MO 63117

Timothy Marlo                                  7,500                   20
12444 Powerscourt Drive
Suite 225
St. Louis, MO 63131